Exhibit 99.1

Context Therapeutics Appoints Andy Pasternak as Chairman of the Board of Directors

Mr. Pasternak brings decades of global pharmaceutical leadership experience
Transition further highlights transformation of the Board to lead Context into next phase of growth
PHILADELPHIA, PA— January 13, 2025—Context Therapeutics Inc. (“Context” or the “Company”) (Nasdaq: CNTX), a biopharmaceutical company advancing T cell engagers for solid tumors, today announced the appointment of Andy Pasternak as Chairman of its Board of Directors, succeeding Richard Berman, who stepped down from the Board effective January 12, 2025.

“I am honored to become the next Chairman of the Board of Directors of Context, where I expect to leverage my experience advising and building fully integrated global biopharmaceutical companies to help Context continue to deliver on the promise of T cell engagers for solid tumors,” said Andy Pasternak. “T cell engagers is a quickly evolving field with tremendous potential, and I am excited to work with the Board and management team to keep Context at the forefront of this modality and help improve patients’ lives.”

Andy Pasternak is a biopharmaceutical executive and expert with over 25 years of experience, and currently serves as an Advisory Partner at Bain & Company, a leading global consulting firm. Most recently, Mr. Pasternak served as Executive Vice President, Chief Strategy Officer at Horizon Therapeutics, a biotechnology company focused on serious, rare autoimmune diseases; in this role, he was responsible for corporate strategy, M&A / business development, commercial development, and portfolio management, and he played a central role in the $28 billion acquisition of Horizon by Amgen, Inc. in 2023. Prior to joining Horizon in 2019, Mr. Pasternak was a senior partner at Bain & Company, where he served as Head of the Healthcare Practice in the Americas. Mr. Pasternak currently serves on the Board of Directors of Endo, Inc., a specialty pharmaceutical company. Mr. Pasternak is also an adjunct lecturer at the Kellogg School of Management at Northwestern University and member of the advisory board of the Healthcare at Kellogg Program.

“On behalf of the Board, I would like to thank Richard Berman for his support of Context as he steps down so we can welcome Andy’s extensive pharmaceutical expertise to help lead the Company in this next exciting phase. We greatly appreciate Richard’s contributions over the last four years, and we wish him the best,” said Martin Lehr, CEO of Context.

About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX) is a biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors. Context is building an innovative portfolio of TCE bispecific therapeutics, including CTIM-76, a Claudin 6 x CD3 bispecific antibody, CT-95, a Mesothelin x CD3 bispecific antibody, and CT-202, a Nectin-4 x CD3 bispecific antibody. Context is headquartered in Philadelphia. For more information, please visit www.contexttherapeutics.com or follow the Company on X (formerly Twitter) and LinkedIn.
Forward-looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) our expectation that Mr. Pasternak’s experience and expertise can assist and support the Company and its product candidates, (ii) our expectations regarding the field of T cell engagers, (iii) the potential benefits, characteristics, safety and side effect profile of our product candidates, and (iv) the likelihood data will support future development of our product candidates. Forward-looking statements in this release involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we therefore cannot assure you that our plans, intentions, expectations, or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in our filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

Investor Relations Contact:
Jennifer Minai-Azary
Context Therapeutics
IR@contexttherapeutics.com